PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and
Free Cash Flow as a Percent of Net Revenues Excluding Excise Taxes
($ in millions)
(Unaudited)
(a) Operating cash flow
For the Nine Months Ended For the Years Ended
September 30, December 31, Cumulative Total
2011 2010 2009 2008 2008 ~ YTD September 2011
Net cash provided by operating activities
9,568 $                         9,437 $                 7,884 $                    7,935 $                 34,824 $
Less:
Capital expenditures 568 713 715 1,099 3,095
Free cash flow 9,000 $                         8,724 $                 7,169 $                    6,836 $                 31,729 $
Exhibit 99.2
(a)

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, Excluding Currency
For the Years Ended December 31,
(Unaudited)
2010 2009 % Change
Reported Diluted EPS 3.92 $               3.24 $               21.0%
Adjustments:
Colombian investment and cooperation agreement charge - 0.04
Tax items (0.07) -
Asset impairment and exit costs 0.02 0.01
Adjusted Diluted EPS 3.87 $               3.29 $               17.6%
Less:
Currency Impact 0.12
Adjusted Diluted EPS, excluding Currency 3.75 $               3.29 $               14.0%